AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

         This Amended and Restated Stockholders Agreement, dated as of July 10, 1998 (this "Agreement"), by and among Candlewood Hotel Company, Inc., a Delaware corporation (the "Company"), Doubletree Corporation, a Delaware corporation (together with its subsidiaries, "Doubletree"), the Warren D. Fix Family Partnership, L.P., a Kansas limited partnership (the "Fix Partnership"), and Jack P. DeBoer ("DeBoer"), on behalf of himself and as representative of the Alexander John DeBoer Trust dated March 14, 1995 and the Christopher Scott DeBoer Trust dated March 14, 1995 (collectively, the "Trusts") (collectively, the "Initial Holders"), and each of the other entities set forth on the signature pages hereto (collectively, the parties to this Agreement other than the Company are referred to as the "Holders").

                                   WITNESSETH:

         WHEREAS, the Initial Holders had previously entered into that certain Stockholders Agreement, dated as of September 30, 1996 (the "Original Stockholders Agreement"), relating to the governance of the Company, including procedures for the election of directors, the approval of certain significant corporate actions and rights relating to the purchase of capital stock of the Company;

         WHEREAS, in connection with the issuance and sale of shares of Series A Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of the Company (the "Purchased Shares") pursuant to the Stock Purchase Agreement, dated as of August 27, 1997 (the "Stock Purchase Agreement"), among the Company and the other parties signatory thereto, the Original Stockholders Agreement was terminated and the Company entered into the Stockholders Agreement, dated as of September 22, 1997 (the "Second Stockholders Agreement"), among the Company, the Initial Holders and the parties listed on Schedule A thereto;

         WHEREAS, the Company has agreed to issue and sell, and the Purchasers (as defined in the Securities Purchase Agreement referred to below) have severally agreed to purchase (i) shares of Series B Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of the Company and (ii) warrants exercisable to purchase initially 336,000 shares of Common Stock at an initial exercise price of $12.00 per share (the "Warrants," and, together with the Series B Preferred Stock, the "Series B Securities") pursuant to the Securities Purchase Agreement, dated as of June 30, 1998 (the "Securities Purchase Agreement"), among the Company and the Purchasers;

         WHEREAS, it is a condition precedent to the obligation of the Purchasers to purchase the Series B Securities pursuant to the Securities Purchase Agreement that the parties hereto enter into this Agreement;

         WHEREAS, the Second Stockholders Agreement is being terminated simultaneously with the execution of this Agreement and the parties hereto hereby enter into this Agreement on the terms and subject to the conditions set forth below;

         NOW, THEREFORE, in consideration of the agreement of the Purchasers to purchase the Series B Securities and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Defined Terms. All terms capitalized but not defined herein shall have the meaning attributable to such terms in the Securities Purchase Agreement, except where the context otherwise requires. The following additional terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

         "Affiliate" of a Holder means any Person, other than the Company, controlling, controlled by or under common control with such Holder.

         "Board" means the Board of Directors of the Company.

         "Common Stock" means and includes the Company's currently authorized common stock, par value $.01 per share.

         "DeBoer/Fix Holders" means DeBoer, the Trusts and the Fix Partnership (so long as each is a Holder) and each Permitted Transferee, other than the Company, who becomes a Holder.

         "DeBoer/Fix Shares" means the shares of Common Stock owned of record or beneficially by DeBoer, the Trusts and the Fix Partnership on the Effective Date.

         "DeBoer Holders" means DeBoer and the Trusts (so long as each is a Holder) and each Permitted Transferee of DeBoer, other than the Company, who becomes a Holder.

         "DeBoer Shares" means the shares of Common Stock owned of record or beneficially by DeBoer and the Trusts on the Effective Date.

         "Director" means a director of the Company.

         "Doubletree Holders" means Doubletree (so long as it is a Holder) and each Permitted Transferee of Doubletree, other than the Company, who becomes a Holder.

         "Doubletree Shares" means the Shares of Common Stock owned of record or beneficially by Doubletree on the Effective Date.

         "Effective Date" means the date on which the Doubletree Shares, the DeBoer Shares and the Fix Partnership Shares were issued to Doubletree, DeBoer, the Trusts and the Fix Partnership.

         "Fix Partnership Holders" means the Fix Partnership (so long as it is a Holder) and each Permitted Transferee of the Fix Partnership, other than the Company, who becomes a Holder.

         "Fix Partnership Shares" means the shares of Common Stock owned of record or beneficially by the Fix Partnership on the Effective Date.

         "Holder" shall have the meaning set forth in the preamble hereto.

         "Initial Holder" means a record or beneficial owner of any Subject Shares.

         "Permitted Transferee" of a Holder means (i) a successor to such Holder by operation of law pursuant to a statutory merger, consolidation, dissolution or liquidation, (ii) a purchaser of all or substantially all of such Holder's assets, (iii) a Person owning, directly or indirectly, a majority of the voting interests or other comparable equity interests of such Holder, a Person under common control with such Person (including, in the case of an individual, a family member or a trust controlled by a family member) or a Person of which such Holder owns, directly or indirectly, a majority of the outstanding voting securities or other comparable equity interests, (iv) a successor to such Holder by will or through the laws of descent, or through a gift or other contribution made in anticipation of the death of such Holder or (v) as to any Series A Preferred Stock or Series A Share Equivalent, any transferee permitted by the terms of the Stock Purchase Agreement and as to any Series B Preferred Stock or Series B Share Equivalent, any transferee permitted by the terms of the Securities Purchase Agreement, in each case other than (x) a competitor in the extended stay hotel business or (y) an entity owning more than 20% of the equity securities of such competitor or represented on the board of directors of such competitor, including in each case in connection with this clause (y), Affiliates of such competitor; provided, however, that in each case the successor, purchaser or Person referred to in clauses (i), (ii) or (iii) of this definition was an Affiliate of such Holder prior to such merger, consolidation, dissolution, liquidation, purchase of assets or acquisition of voting securities or other comparable equity interests and, in each case referred to in clauses
(i), (ii), (iii), (iv) or (v) of this definition, the Permitted Transferee has become a party to and agreed to be bound by this Agreement as to all Subject Shares, shares of Series A Preferred Stock, shares of Series A Share Equivalents, shares of Series B Preferred Stock or shares of Series B Share Equivalents then being transferred to it. "Permitted Transferee" includes successive transferee in transactions described in the preceding sentence.

         "Person" means and includes an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

         "Public Sale" means a sale of Subject Shares, Series A Share Equivalents or Series B Share Equivalents pursuant to an effective registration statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") or a sale pursuant to Rule 144 thereof.

         "Securities Purchase Agreement" shall have the meaning set forth in the third WHEREAS clause.

         "Series A Preferred Holder" means each of the parties listed on Schedule A-1 hereto (so long as it is a Holder) and each Permitted Transferee of such Series A Preferred Holder, other than the Company, who becomes a Holder.

         "Series A Preferred Stock" shall have the meaning set forth in the second WHEREAS clause.

         "Series A Purchaser Group" means (i) Olympus Growth Fund II, L.P. with respect to one nominee for director of the Company, (ii) Desai Capital with respect to one nominee for director of the Company and (iii) Pecks Management with respect to one nominee for director of the Company (each a "Significant Purchaser"), so long as such Significant Purchaser shall hold at least 20% of the shares of Series A Preferred Stock or Series A Share Equivalents purchased by such Significant Purchaser pursuant to the Stock Purchase Agreement, and, if at any time such Significant Purchaser shall waive its rights hereunder or shall hold less than 20% of the shares of Series A Preferred Stock or Series A Share Equivalents purchased by such Significant Purchaser pursuant to the Stock Purchase Agreement, the designee formerly designated by such Significant Purchaser shall henceforth be designated by all of the Series A Preferred Holders holding shares of Series A Preferred Stock or Series A Share Equivalents.

         "Series A Share Equivalents" of the Series A Preferred Stock means the number of shares of Common Stock that are issued or issuable upon conversion of the Series A Preferred Stock but excluding any shares sold in a Public Sale.

         "Series B Purchaser Group" means the holders of at least a majority of shares of Series B Preferred Stock or Series B Share Equivalents.

         "Series B Preferred Holder" means each of the parties listed on Schedule A-2 hereto (so long as a Holder) and each Permitted Transferee of such Series B Preferred Holder, other than the Company, who becomes a Holder.

         "Series B Share Equivalents" of the Series B Preferred Stock or Warrants means the number of shares of Common Stock that are issuable upon the conversion of the Series B Preferred Stock or exercise of the Warrants but excluding any shares sold in a Public Sale.

         "Stock Purchase Agreement" shall have the meaning set forth in the second WHEREAS clause.

         "Subject Shares" means the Doubletree Shares, the DeBoer Shares and the Fix Partnership Shares; provided, however, that at all times, such term shall include all Subject Shares that have been transferred by a Holder to a Permitted Transferee of such Holder. Notwithstanding the foregoing, upon (A) the disposition of any Subject Shares pursuant to a Public Sale to any Person, or
(B) the disposition of any Subject Shares other than pursuant to a Public Sale to any Person other than a Permitted Transferee of the Holder thereof, the shares so canceled or disposed of shall cease to be Subject Shares and thereafter shall not be subject to any of the terms and conditions of this Agreement.

                                    ARTICLE 2

                                VOTING AGREEMENT

         2.1 Board Nominations. The Board of the Company shall be composed of at least twelve (12) members plus, pursuant to clause (v) below, the President of the Company; provided, that the Company and the Holders have agreed (i) that the Series A Purchaser Group shall be entitled, through a nominating committee or other procedure adopted by the Board, to designate for nomination by the Board three (3) nominees for election to the Board, (ii) that the Series B Purchaser Group shall be entitled, through a nominating committee or other procedure adopted by the Board, to designate for nomination by the Board one (1) nominee for election to the Board, (iii) that the Doubletree Holders shall be entitled, through a nominating committee or other procedure adopted by the Board, to designate for nomination by the Board two (2) nominees for election to the Board, (iv) that the DeBoer/Fix Holders shall be entitled, through a nominating committee or other procedure adopted by the Board, to designate for nomination by the Board two (2) nominees for election to the Board and (v) that the Doubletree Holders together with the DeBoer/Fix Holders shall be entitled, through a nominating committee or other procedure adopted by the Board, to designate for nomination by the Board the President of the Company and/or such number of independent directors for election to the Board as shall constitute the remainder of the Board.

         2.2 Board of Directors of the Company. (a) So long as it shall hold any shares of Series A Preferred Stock, Series A Share Equivalents, Series B Preferred Stock, Series B Share Equivalents or Subject Shares, each Holder agrees to vote all of its shares of Series A Preferred Stock, Series A Share Equivalents, Series B Preferred Stock, Series B Share Equivalents or Subject Shares, as applicable, as to which it has voting rights for the election of all directors nominated pursuant to the immediately preceding paragraph hereof. The nominees designated by the Series A Preferred Holders and Series B Preferred Holders shall be identified in a proxy statement delivered to the Company stockholders in connection with an annual or special meeting.

                  (b) The Holders shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote or cause the vote of the Series A Preferred Stock, Series A Share Equivalents, Series B Preferred Stock, Series B Share Equivalents or Subject Shares, as applicable, owned by such Holder or by any Affiliate of such Holder, either in person or by proxy, to be cast in accordance with the provisions of this Article 2.

                  (c) Each Holder further agrees to vote all the Series A Preferred Stock, Series A Share Equivalents, Series B Preferred Stock, Series B Share Equivalents or Subject Shares, as applicable, with respect to which it has direct or indirect voting rights, in favor of removal from the Board, upon notice by the DeBoer/Fix Holders, the Series A Purchaser Group, the Series B Purchaser Group or the Doubletree Holders that an individual designated by them pursuant to Section 2.1 should be removed, and to use its best efforts to cause the Board to fill the vacancy so vacated with another person designated by the party providing such notice. Each Holder further agrees to cooperate fully in connection with the nomination of Directors, the voting of its shares of Series A Preferred Stock, Series A Share Equivalents, Series B Preferred Stock, Series B Share Equivalents or Subject Shares, as applicable, the execution of written consents (if then permissible under the Certificate of Incorporation of the Company), the calling of meetings and other stockholder matters to effect the provisions of this Article.

                  (d) If any director is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, the party or parties who designated such director will be entitled to designate a person to fill the vacancy on the Board so created and each Holder will use its best efforts to cause the Board to fill the vacancy so created with the person so designated, in accordance with the Company's By-laws.

                  (e) Each Holder agrees not to and not to permit any Affiliate to grant any proxy or enter into or be bound by any voting trust with respect to its Series A Preferred Stock, Series A Share Equivalents, Series B Preferred Stock, Series B Share Equivalents or Subject Shares, as applicable, or enter into any arrangements of any kind with any person with respect to its Series A Preferred

Stock, Series A Share Equivalents, Series B Preferred Stock, Series B Share Equivalents or Subject Shares, as applicable, in any such case in a manner that is inconsistent with the provisions of this Agreement.

                  (f) The Company shall use its best efforts to cause the nominees (unless, after customary investigation of such person's qualifications, the Board of Directors reasonably determines in good faith that such person is not qualified or acceptable under standards applied fairly and equally to all nominees) of each of the Holders pursuant to the provisions of this Article 2 to be included in the slate of nominees recommended by the Board to the Company's stockholders for election as directors, and the Company shall use its best efforts to cause the election of such nominees, including voting all shares for which the Company holds proxies (unless otherwise directed by the stockholder submitting such proxy) or is otherwise entitled to vote, in favor of the election of such person.


                  (g) In the event that the Board establishes committees from time to time, at least one of the nominees of the Series B Purchaser Group shall have the right, upon the request of the Series B Purchaser Group, to serve on each such committee, including, without limitation, on any audit committee or on any compensation committee.

         2.3 Holder Representation. Each Holder represents and warrants as to itself that as of the date hereof (after giving effect to all transactions occurring in connection with the sale of the Series B Preferred Stock and Warrants pursuant to the Securities Purchase Agreement) such Holder is not a party with any other Person to any agreement other than this Agreement and the Registration Rights Agreement with respect to the holding, voting, acquisition or disposition of shares of Series A Preferred Stock, Series A Share Equivalents, Series B Preferred Stock, Series B Share Equivalents or Subject Shares, as applicable.

         2.4 Agent for Affiliated Holders. If a portion or all of the Subject Shares held by Doubletree, DeBoer, the Trusts or the Fix Partnership shall be transferred to one or more Permitted Transferees, resulting in the Subject Shares which were theretofore held by such Holder being held by more than one Holder, then Doubletree, DeBoer, the Trusts or the Fix Partnership, as the case may be, shall: (i) act, or shall cause one of such Holders, to act, as agent and proxy for all purposes of this Agreement (including without limitation the voting of Subject Shares, the nomination of Directors, the giving of consents, the approval of amendments, the receipt of notices, etc.) for all of the Doubletree Holders, DeBoer Holders or the Fix Partnership Holders, as the case may be, and (ii) specify in writing to the other parties that it (or such other Holder) is to act as such agent and proxy, and thereafter the other parties shall be entitled to look solely to, and to deal solely with, the person so specified for all purposes of this Agreement as if such Holder held all the Subject Shares held by the party providing such notice and its Permitted Transferees.

         2.5 Irrevocable Proxy. The Fix Partnership Holders and the Trusts hereby appoint DeBoer as its and their proxy to exercise in DeBoer's sole discretion all rights of the Fix Partnership Holders and the Trusts to designate persons for nomination, removal or the filling of vacancies and to exercise all rights pursuant to Article 2 hereof. This proxy is coupled with an interest in the Company and shall be irrevocable. Except as set forth below in this paragraph, this proxy may be invoked by DeBoer at any time by notice to the other Holders but, unless and until invoked, such rights may be exercised by the Fix Partnership Holders and the Trusts; provided, however, that upon the death of Warren D. Fix all such rights shall automatically vest in DeBoer which shall thereafter have the sole right to exercise all such rights of the Fix Partnership Holders. Notwithstanding the foregoing, this proxy may not be invoked or exercised after the death of Jack DeBoer.

         2.6 Termination. (a) The rights and obligations of any holder of Series A Preferred Stock, Series A Share Equivalents, Series B Preferred Stock, Series B Share Equivalents or Subject Shares pursuant to this Agreement shall terminate
(i) as to any Significant Purchaser, if such Significant Purchaser shall hold, beneficially or of record, less than 20% of the shares of Series A Preferred Stock or Series A Share Equivalents purchased by such Significant Purchaser pursuant to the Stock Purchase Agreement, (ii) as to any rights (but not any obligations) of any holder of Series A Preferred Stock or Series A Share Equivalents, upon waiver of such rights in writing, (iii) as to any holder of Series A Share Equivalents, upon transfer of such Series A Share Equivalents pursuant to a Public Sale, (iv) as to all holders of Series A Preferred Stock or Series A Share Equivalents, upon failure of such holders or their Permitted Transferees, collectively, to hold, beneficially or of record, at least 20% of the shares of Series A Preferred Stock or Series A Share Equivalents purchased pursuant to the Stock Purchase Agreement, (v) as to any rights of any holder of Series B Preferred Stock or Series B Share Equivalents, upon waiver of such rights in writing, (vi) as to any holder of Series B Share Equivalents, upon transfer of such Series B Share Equivalents pursuant to a Public Sale, (vii) as to all holders of Series B Preferred Stock or Series B Share Equivalents, upon failure of such holders or their Permitted Transferees, collectively, to hold, beneficially or of record, at least 20% of the shares of Series B Preferred Stock or Series B Share Equivalents purchased pursuant to the Securities Purchase Agreement and (viii) as to the holders of the Doubletree Shares or the DeBoer/Fix Shares, upon both the failure of such holders or their Permitted Transferees, collectively, to hold, beneficially or of record, at least 20% of the outstanding voting interests of the Company and the termination of the rights of the Series A Preferred Holders and Series B Preferred Holders pursuant to subsections (iv) and (vii) hereof.

                  (b) Each of the parties hereto hereby acknowledge and agree that, as of the date hereof, the rights and obligations of those individuals listed on Schedule A-3 hereto (the "Individual Investor Holders") under the Second Stockholders Agreement shall be terminated and, except to the extent that any such

Individual Investor Holder is a Permitted Transferee of any other party hereto, the Individual Investor Holders shall have no rights or obligations under this Agreement.

                                    ARTICLE 3

                               GENERAL PROVISIONS

         3.1 Legend on Share Certificates. (a) All certificates for shares of Series A Preferred Stock, Series A Share Equivalents, Series B Preferred Stock, Series B Share Equivalents or Subject Shares which are subject to the terms and provisions of Article 2, in addition to such other legends as may be required by law, shall bear the legend set forth in Article VII of the Stock Purchase Agreement or Article VII of the Securities Purchase Agreement, as applicable, and the following legend:

         The shares represented by this certificate are also subject to certain requirements as to voting contained in the Amended and Restated Stockholders Agreement, dated July 10, 1998, among the Company, and certain stockholders, a copy of which is on file with the Secretary of the Company.

                  (b) Upon the termination of this Agreement with respect to any shares of Series A Preferred Stock, Series A Share Equivalents, Series B Preferred Stock, Series B Share Equivalents or Subject Shares pursuant to
Section 2.6, each Holder shall be entitled to receive, in exchange for any certificate bearing the legend described in subsection (a) of this Section 3.1, a certificate only bearing the legend set forth in Article VII of the Stock Purchase Agreement or Article VII of the Securities Purchase Agreement, as applicable, unless the Company shall have determined (based upon advice of legal counsel) that such legend is no longer required by law.

                                    ARTICLE 4

                                  MISCELLANEOUS

         4.1 Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with certain of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this

Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         4.2 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         4.3 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

         4.4 Entire Agreement; Amendment; Waiver. This Agreement (i) contains the entire agreement among the parties hereto with respect to the subject matter hereof, (ii) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by at least 66-2/3% of the Holders or their Agent or Proxy and, if such amendment or supplement adversely affects (x) any holder of Series A Preferred Stock or Series A Share Equivalents, 100% of the Series A Preferred Holders or (y) any holder of Series B Preferred Stock or Series B Shares Equivalents, 100% of the Series B Preferred Holders and (iii) may not be discharged except by such written instrument or by performance. Any such amendment so approved shall be binding on all Holders. No waiver of any term or provision shall be effective unless in writing signed by the party to be charged. The Second Stockholders Agreement, as in existence prior to the execution hereof, among the Initial Holders and the parties listed on Schedule A thereto, is hereby terminated and shall be after the date hereof null and void and of no further force and effect.

         4.5 Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and, subject to the terms and provisions hereof, their respective legal representatives, successors and assigns.

         4.6 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

         4.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         4.8 Notices. All notices and other communications provided for or given or made hereunder shall be in writing (including delivery by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth in the Stock Purchase Agreement with respect to the Series A Preferred Holders and in the Securities Purchase Agreement with respect to the Series B Preferred Holders, or such other address for the party as shall be specified by notice given pursuant hereto.

         4.9 Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                       CANDLEWOOD HOTEL COMPANY, INC.

                                       By: /s/ Jack DeBoer
                                       -------------------
                                       Name:  Jack P. DeBoer
                                       Title: Chief Executive Officer


                                       DOUBLETREE CORPORATION

                                       By: /s/ Peter H. Kesser
                                       -----------------------
                                       Name:  Peter H. Kesser
                                       Title: Vice President

                                       WARREN D. FIX FAMILY
                                       PARTNERSHIP, L.P.

                                       By: /s/ Warren D. Fix
                                       ---------------------
                                       Name:  Warren D. Fix
                                       Title: General Partner


                                       /s/ Warren D. Fix
                                       -----------------
                                       Warren D. Fix


                                       JACK P. DeBOER, for himself and on
                                       behalf of the ALEXANDER DeBOER
                                       TRUST DATED MARCH 14, 1995 and the
                                       CHRISTOPHER SCOTT DeBOER TRUST
                                       DATED MARCH 14, 1995


                                       /s/ Jack P. DoBoer
                                       ------------------
                                       Name:  Jack P. DeBoer


                                       OLYMPUS GROWTH FUND II, L.P.

                                       By: OGP II, L.P., its General Partner
                                           By: RSM, L.L.C., its General Partner

                                           By: /s/ Robert S. Morris
                                           ------------------------
                                           Name:  Robert S. Morris
                                           Title: Managing Member

                                       OLYMPUS EXECUTIVE FUND, L.P.

                                       By: OEF, L.P., its General Partner
                                           By: RSM, L.L.C., its General Partner

                                           By: /s/ Robert S. Morris
                                           ------------------------
                                           Name:  Robert S. Morris
                                           Title: Managing Member


                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, AS TRUSTEE OF THE
                                       COMMINGLED PENSION TRUST FUND
                                       (MULTI-MARKET SPECIAL INVESTMENT
                                       FUND II) OF MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK

                                       By: /s/ Kathleen N. Starrs
                                       --------------------------
                                       Name:  Kathleen N. Starrs
                                       Title: Vice President


                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, AS TRUSTEE OF THE
                                       MULTI-MARKET SPECIAL INVESTMENT
                                       TRUST FUND OF MORGAN GUARANTY
                                       TRUST COMPANY OF NEW YORK

                                       By: /s/ Kathleen N. Starrs
                                       --------------------------
                                       Name:  Kathleen N. Starrs
                                       Title: Vice President

                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, AS INVESTMENT
                                       MANAGER AND AGENT FOR THE
                                       ALFRED P. SLOAN FOUNDATION (MULTI-
                                       MARKET ACCOUNT)

                                       By: /s/ Kathleen N. Starrs
                                       --------------------------
                                       Name:  Kathleen N. Starrs
                                       Title: Vice President


                                       CHASE VENTURE CAPITAL
                                       ASSOCIATES, L.P.

                                       By: Chase Capital Partners, its General
                                           Partner


                                       By: /s/ James D. Kallman
                                       ------------------------
                                       Name:  James D. Kallman
                                       Title: General Partner


                                       PRIVATE EQUITY INVESTORS III, L.P.

                                       By: Rohit M. Desai Associates III, LLC
                                           General Partner

                                           By: /s/ Frank Pados
                                           -------------------
                                           Name:  Frank Pados
                                           Title: Attorney-In-Fact

                                       EQUITY-LINKED INVESTORS-II

                                       By: Rohit Desai Associates-II
                                           General Partner

                                           By: /s/ Frank Pados
                                           -------------------
                                           Name:  Frank Pados
                                           Title: Attorney-In-Fact


                                       LNR CANDLEWOOD HOLDINGS, INC.

                                       By: /s/ Jeffrey A. Krascoff
                                       ---------------------------
                                       Name:  Jeffrey A. Krascoff
                                       Title: President


                                       DELAWARE STATE EMPLOYEES'
                                       RETIREMENT FUNDS

                                       By: Pecks Management Partners Ltd.,
                                           its Investment Advisor

                                           By: /s/ signature illegible
                                           ---------------------------
                                           Name:
                                           Title:

                                       DECLARATION OF TRUST FOR THE
                                       DEFINED BENEFIT PLAN OF ZENECA
                                       HOLDINGS INC.

                                       By: Pecks Management Partners Ltd.,
                                           its Investment Advisor

                                           By: /s/ signature illegible
                                           ---------------------------
                                           Name:
                                           Title:


                                       DECLARATION OF TRUST FOR THE
                                       DEFINED BENEFIT PLAN OF ICI
                                       AMERICAN HOLDINGS INC.

                                       By: Pecks Management Partners Ltd.,
                                           its Investment Advisor

                                           By: /s/ signature illegible
                                           ---------------------------
                                           Name:
                                           Title:


                                       J.W. McCONNELL FAMILY TRUST

                                       By: Pecks Management Partners Ltd.,
                                           its Investment Advisor

                                           By: /s/ signature illegible
                                           ---------------------------
                                           Name:
                                           Title:

                                       ADVANCE CAPITAL PARTNERS, L.P.

                                       By: Advance Capital Associates, L.P.

                                           By: Advance Capital Management, LLC

                                           By: /s/ Robert A. Bernstein
                                           ---------------------------
                                           Name:  Robert A. Bernstein
                                           Title: Principal


                                       ADVANCE CAPITAL OFFSHORE
                                       PARTNERS, L.P.

                                       By: Advance Capital Offshore Associates,
                                           LDC

                                           By: Advance Capital Associates, L.P.

                                           By: Advance Capital Management, LLC

                                           By: /s/ Robert A. Bernstein
                                           ---------------------------
                                           Name:  Robert A. Bernstein
                                           Title: Principal


                                       ALLIED CAPITAL CORPORATION

                                       By: /s/ G. Cabell Williams, III
                                       -------------------------------
                                       Name:  G. Cabell Williams, III
                                       Title: Managing Director

                                       ALLIED CAPITAL CORPORATION II

                                       By: /s/ G. Cabell Williams, III
                                       -------------------------------
                                       Name:  G. Cabell Williams, III
                                       Title: Managing Director


                                       THE FFJ 1997 NOMINEE TRUST

                                       By: /s/ Samuel T. Bryan
                                       -----------------------
                                       Name:  Samuel T. Bryan
                                       Title: Trustee


                                       THE MUTUAL LIFE INSURANCE
                                       COMPANY OF NEW YORK


                                       By: /s/ Suzanne E. Walton
                                       -------------------------
                                       Name:  Suzanne E. Walton
                                       Title: Managing Director


                                       J. ROMEO & CO.

                                       By: /s/ Peter Loccia
                                       --------------------
                                       Name:  Peter Loccia
                                       Title: Partner

                                       HARBOR INVESTMENTS LTD.

                                       By: Strong Capital Management, Inc.,
                                           its Investment Advisor

                                           By: /s/ Stephen J. Shenkenberg
                                           ------------------------------
                                           Name:  Stephen J. Shenkenberg
                                           Title: Vice President & Acting
                                                  General Counsel


                                       STRONG SPECIAL INVESTMENT LIMITED
                                       PARTNERSHIP

                                       By: Strong Capital Management,. Inc., its
                                           General Partner

                                           By: /s/ Stephen J. Shenkenberg
                                           ------------------------------
                                           Name:  Stephen J. Shenkenberg
                                           Title: Vice President & Acting
                                                  General Counsel


                                       STRONG QUEST LIMITED PARTNERSHIP

                                       By: Strong Capital Management,. Inc., its
                                           General Partner

                                           By: /s/ Stephen J. Shenkenberg
                                           ------------------------------
                                           Name:  Stephen J. Shenkenberg
                                           Title: Vice President & Acting
                                                  General Counsel

Acknowledgment and Agreement:

Each of the undersigned acknowledges and agrees to the termination of the Second Stockholders Agreement as of the date hereof.


                                                      /s/ William J. Abrams
                                                      ---------------------
                                                      William J. Abrams


                                                      /s/ Joseph P. Adams, Jr.
                                                      ------------------------
                                                      Joseph P. Adams, Jr.


                                                      /s/ Eric Anderson
                                                      -----------------
                                                      Eric Anderson


                                                      /s/ Robert P. Brennan, Jr.
                                                      --------------------------
                                                      Robert P. Brennan, Jr.


                                                      /s/ Robert Brody
                                                      ----------------
                                                      Robert Brody


                                                      /s/ Vanessa Burgess
                                                      -------------------
                                                      Vanessa Burgess


                                                      /s/ Craig Callen
                                                      ----------------
                                                      Craig Callen


                                                      /s/ Michael Dana
                                                      ----------------
                                                      Michael Dana


                                                      /s/ Peter Deeks
                                                      ---------------
                                                      Peter Deeks

                                                      /s/ Robert E. Diemar, Jr.
                                                      -------------------------
                                                      Robert E. Diemar, Jr.


                                                      /s/ David Hurwitz
                                                      -----------------
                                                      David Hurwitz


                                                      /s/ Steve Kantor
                                                      ----------------
                                                      Steve Kantor


                                                      /s/ Louis Klevan
                                                      ----------------
                                                      Louis Klevan


                                                      /s/ Larry Lavine
                                                      ----------------
                                                      Larry Lavine


                                                      /s/ Daniel J. Mackell
                                                      ---------------------
                                                      Daniel J. Mackell


                                                      /s/ Patrick McMullan
                                                      --------------------
                                                      Patrick McMullan


                                                      /s/ Andrew J. McSpadden
                                                      -----------------------
                                                      Andrew J. McSpadden


                                                      /s/ David R. Smith
                                                      ------------------
                                                      David R. Smith


                                                      /s/ Phil Tager
                                                      --------------
                                                      Phil Tager


                                                      /s/ Douglas M. Weill
                                                      --------------------
                                                      Douglas M. Weill

                                  SCHEDULE A-1



Olympus Growth Fund II, L.P.

Olympus Executive Fund, L.P.

Morgan Guaranty Trust Company of
New York, as Trustee of the
Commingled Pension Trust Fund (Multi-
Market Special Investment Fund II) of
Morgan Guaranty Trust Company of
New York

Morgan Guaranty Trust Company of
New York, as Trustee of the Multi-
Market Special Investment Trust Fund of
Morgan Guaranty Trust Company of
New York

Morgan Guaranty Trust Company of
New York, as Investment Manager and
Agent for the Alfred P. Sloan Foundation
(Multi-Market Account)

Chase Venture Capital Associates, L.P.

Private Equity Investors III, L.P.

Equity-Linked Investors-II

LNR Candlewood Holdings, Inc.

Delaware State Employees' Retirement Funds

Declaration of Trust for the Defined Benefit Plan of Zeneca Holdings, Inc.

Declaration of Trust for the Defined Benefit Plan of ICI American Holdings Inc.

J.W. McConnell Family Trust

Advance Capital Partners, L.P.

Advance Capital Offshore Partners, L.P.

Allied Capital Corporation

Allied Capital Corporation II

The FFJ 1997 Nominee Trust

J. Romeo & Co.

Harbor Investments Ltd.

Strong Special Investment Limited Partnership

Strong Quest Limited Partnership

                                  SCHEDULE A-2


Private Equity Investors III, L.P.

Equity-Linked Investors-II

Olympus Growth Fund II, L.P.

Olympus Executive Fund, L.P.

Delaware State Employees' Retirement Funds

Declaration of Trust for the Defined Benefit Plan of Zeneca Holdings, Inc.

Declaration of Trust for the Defined Benefit Plan of ICI American Holdings Inc.

J.W. McConnell Family Trust

The Mutual Life Insurance Company of New York

Advance Capital Partners, L.P.

Advance Capital Offshore Partners, L.P.

                                  SCHEDULE A-3


William J. Abrams

Joseph P. Adams, Jr.

Eric Anderson

Robert P. Brennan, Jr.

Robert Brody

Vanessa Burgess

Craig Callen

Michael Dana

Peter Deeks

Robert E. Diemar, Jr.

David Hurwitz

Steve Kantor

Louis Klevan

Larry Lavine

Daniel J. Mackell

Patrick McMullan

Andrew J. McSpadden

David R. Smith

Phil Tager

Douglas M. Weill